REGISTRATION RIGHTS AGREEMENT

Dated as of September 21, 2010

By and Among

ALERE INC.,

the GUARANTORS named herein

and

JEFFERIES & COMPANY, INC.,

GOLDMAN, SACHS & CO.

and

CITIGROUP GLOBAL MARKETS INC.

as Representatives of the several Initial Purchasers

8.625% Senior Subordinated Notes due 2018

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “AGREEMENT”) is dated as of September 21, 2010, by and among ALERE INC. (formerly, Inverness Medical Innovations, Inc.), a Delaware corporation (the “COMPANY”), and each of the Guarantors (as defined herein) (the Company and the Guarantors are referred to collectively herein as the “ISSUERS”), on the one hand, and JEFFERIES & COMPANY, INC., GOLDMAN, SACHS & CO. and CITIGROUP GLOBAL MARKETS INC. (collectively, the “REPRESENTATIVES”), as representatives of the several Initial Purchasers named on Schedule A of the Purchase Agreement (the “PURCHASE AGREEMENT”), dated as of September 15, 2010, by and among the Issuers and such Initial Purchasers (the “INITIAL PURCHASERS”), on the other hand.

This Agreement is entered into in connection with the Purchase Agreement, which relates to the offering of $400,000,000 aggregate principal amount of 8.625% Senior Subordinated Notes due 2018 of the Company pursuant thereto (including the guarantees thereof by the Guarantors, the “NOTES”). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligation to purchase the Notes under the Purchase Agreement.

The parties hereby agree as follows:

Section 1. DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“ACTION” shall have the meaning set forth in Section 6(c) hereof.

“ADDITIONAL INTEREST” shall have the meaning set forth in Section 3(a) hereof.

“ADDITIONAL INTEREST PAYMENT DATE” shall have the meaning set forth in Section 3(b) hereof.

“ADVICE” shall have the meaning set forth in Section 4 hereof.

“AGREEMENT” shall have the meaning set forth in the first introductory paragraph hereto.

“APPLICABLE PERIOD” shall have the meaning set forth in Section 2(b) hereof.

“BOARD OF DIRECTORS” shall have the meaning set forth in Section 4 hereof.

“BUSINESS DAY” shall mean a day that is not a Legal Holiday.

“COMPANY” shall have the meaning set forth in the introductory paragraph hereto and shall also include the Company’s successors and assigns.

“COMMISSION” shall mean the Securities and Exchange Commission.

“DAY” shall mean a calendar day.

“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“EXCHANGE NOTES” shall have the meaning set forth in Section 2(a) hereof.

“EXCHANGE OFFER” shall have the meaning set forth in Section 2(a) hereof.

“EXCHANGE OFFER REGISTRATION STATEMENT” shall have the meaning set forth in Section 2(a) hereof.

“FREELY TRANSFERABLE” shall mean, with respect to any Note, that if it were not held by an affiliate (as defined in Rule 405 under the Securities Act) of the Company, it (i) may be resold to the public in accordance with Rule 144 without volume limitations, (ii) does not bear any restrictive legends relating to the Securities Act or, solely with respect to Notes in certificated form, the Holder thereof is entitled to have such legends removed and (iii) does not bear a restricted CUSIP number.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“GUARANTORS” means each signatory to this Agreement on the date hereof (other than the Company and the Initial Purchasers), and each Person who executes and delivers a counterpart of this Agreement hereafter pursuant to Section 8(d) hereof.

“HOLDER” shall mean any holder of a Note or Notes including any Participating Broker-Dealer holding a Note or Notes.

“INDENTURE” shall mean the May 2009 Base Indenture as supplemented by the Ninth Supplemental Indenture dated September 21, 2010, by and among the Issuers and U.S. Bank National Association, as trustee, pursuant to which the Notes are being issued, as may be supplemented or amended from time to time in accordance with its terms.

“INITIAL PURCHASERS” shall have the meaning set forth in the first introductory paragraph hereof.

“INSPECTORS” shall have the meaning set forth in Section 4(k) hereof.

“ISSUE DATE” shall mean September 21, 2010, the date of issuance of the Notes.

“ISSUERS” shall have the meaning set forth in the first introductory paragraph hereto.

“LEGAL HOLIDAY” shall mean a Saturday, a Sunday or a day on which banking institutions in New York, New York are required by law, regulation or executive order to remain closed.

“LOSSES” shall have the meaning set forth in Section 6(a) hereof.

“MAY 2009 BASE INDENTURE” shall mean the Indenture, dated as of May 12, 2009, by and among the Company, as issuer, and U.S. Bank National Association, as trustee.

“NOTES” shall have the meaning set forth in the second introductory paragraph hereto.

“PARTICIPANT” shall have the meaning set forth in Section 6(a) hereof.

“PARTICIPATING BROKER-DEALER” shall have the meaning set forth in Section 2(b) hereof.

“PERSON” shall mean an individual, corporation, partnership, joint venture association, joint stock company, trust, unincorporated limited liability company, government or any agency or political subdivision thereof or any other entity.

“PROSPECTUS” shall mean the prospectus included in the Exchange Offer Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“PURCHASE AGREEMENT” shall have the meaning set forth in the first introductory paragraph hereof.

“RECORDS” shall have the meaning set forth in Section 4(k) hereof.

“REGISTRATION DEFAULT” shall have the meaning set forth in Section 3(a) hereof.

“REGISTRATION STATEMENT” shall mean any appropriate registration statement of the Issuers covering any of the Exchange Notes filed with the Commission under the Securities Act, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“REQUESTING PARTICIPATING BROKER-DEALER” shall have the meaning set forth in Section 2(b) hereof.

“RULE 144” shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the Commission providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

“RULE 144A” shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the Commission.

“RULE 424(B)” shall mean Rule 424(b) promulgated under the Securities Act, as such Rule may be amended from time to time.

“SECURITIES ACT” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“TIA” shall mean the Trust Indenture Act of 1939, as amended.

“TRUSTEE” shall mean the trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Notes.

Section 2. EXCHANGE OFFER

(a)           The Issuers shall (i) file a Registration Statement (the “EXCHANGE OFFER REGISTRATION STATEMENT”) within 150 days after the Issue Date with the Commission on an appropriate registration form with respect to a registered offer (the “EXCHANGE OFFER”) to exchange any and all of the Notes for a like aggregate principal amount of notes (including the guarantees with respect thereto, the “EXCHANGE NOTES”) that are identical in all material respects to the Notes (except that the Exchange Notes shall not be subject to terms with respect to transfer restrictions or Additional Interest upon a Registration Default), which Exchange Notes may be issued, at the Company’s option, under the Indenture or any other indenture or supplemental indenture satisfying the requirements of this Agreement, (ii) use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 240 days after the Issue Date and (iii) use their commercially reasonable efforts to consummate the Exchange Offer within 270 days after the Issue Date.  Upon the Exchange Offer Registration Statement being declared effective by the Commission, the Issuers will offer the Exchange Notes in exchange for surrender of the Notes.  The Issuers shall keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to Holders.

Each Holder that participates in the Exchange Offer will be required to represent to the Issuers in writing that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an affiliate of the Company or any Guarantor as defined by Rule 405 of the Securities Act, or if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

(b)           The Issuers and the Initial Purchasers acknowledge that the staff of the Commission has taken the position that any broker-dealer that elects to exchange Notes that were acquired by such broker-dealer for its own account as a result of market-making or other trading activities for Exchange Notes in the Exchange Offer (a “PARTICIPATING BROKER-DEALER”) may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

The Issuers and the Initial Purchasers also acknowledge that the staff of the Commission has taken the position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Broker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts (other than a resale of an unsold allotment resulting from the original offering of the Notes), so long as the Prospectus otherwise meets the requirements of the Securities Act.

In light of the foregoing, if requested in writing prior to the expiration of the Exchange Offer by a Participating Broker-Dealer (a “REQUESTING PARTICIPATING BROKER-DEALER”), the Issuers agree to use their commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective for a period of 45 days after the date on which the Exchange Offer Registration Statement is declared effective or, if extended pursuant to the penultimate paragraph of Section 4 hereof, such longer period (such period, the “APPLICABLE PERIOD”), or such earlier date as all Requesting Participating Broker-Dealers shall have notified the Company in writing that such Requesting Participating Broker-Dealers have resold all Exchange Notes acquired in the Exchange Offer. The Issuers shall include a plan of distribution in such Exchange Offer Registration Statement that meets the requirements set forth in the preceding paragraph.

In connection with the Exchange Offer, the Issuers shall:

(1)           mail or cause to be mailed to each Holder entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2)           utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(3)           permit Holders to withdraw tendered Notes at any time prior to the 5:00 p.m., New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(4)           otherwise comply in all material respects with all applicable laws, rules and regulations.

As soon as practicable after the close of the Exchange Offer the Company shall:

(1)           accept for exchange all Notes validly tendered and not validly withdrawn by the Holders pursuant to the Exchange Offer;

(2)           deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted for exchange; and

(3)           cause the Trustee to authenticate and deliver promptly to each such Holder Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

The Exchange Offer shall not be subject to any conditions, other than that (i) the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the Commission, (ii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair the ability of the Issuers to proceed with the Exchange Offer and (iii) all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer.

The Exchange Notes shall be issued under the Indenture (with such changes as are necessary to comply with any requirements of the Commission to effect or maintain the qualification thereof under the TIA) or such other indenture or supplemental indenture as shall fulfill the requirements of this Agreement and the TIA and which, in either case, shall have been qualified under the TIA and shall provide that the Exchange Notes shall not be subject to the transfer restrictions set forth in the applicable indenture or supplemental indenture.

Section 3. ADDITIONAL INTEREST

(a)           The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree that if:

(i)           the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 150th day following the Issue Date or, if that day is not a Business Day, the next day that is a Business Day,

(ii)           the Exchange Offer Registration Statement is not declared effective on or prior to the 240th day following the Issue Date or, if that day is not a Business Day, the next day that is a Business Day, or

(iii)           the Exchange Offer is not consummated on or prior to the 270th day following the Issue Date, or, if that day is not a Business Day, the next day that is a Business Day,

(each such event referred to in clauses (i) through (iii), a “REGISTRATION DEFAULT”), additional interest in the form of additional cash interest (“ADDITIONAL INTEREST”) will accrue on the Notes. The rate of Additional Interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, increasing by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of Additional Interest of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (1) the date on which all Registration Defaults have been cured or (2) the date on which all the Notes (other than Notes which constitute an unsold allotment) otherwise become Freely Transferable without further registration under the Securities Act. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of Additional Interest for such subsequent Registration Default shall initially be 0.25% regardless of the rate in effect with respect to any prior Registration Default at the time of cure of such Registration Default.  Upon the expiration of the Applicable Period the Issuers shall have no further registration obligations.

Notwithstanding the foregoing, the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending.

(b)           Until the earliest of (i) the date no Notes remain outstanding, (ii) the consummation of the Exchange Offer and (iii) the date on which all the Notes (other than Notes which constitute an unsold allotment) otherwise become Freely Transferable without further registration under the Securities Act, the Company shall notify the Trustee within five Business Days after each and every date on which a Registration Default occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clauses (a)(i), (a)(ii) or (a)(iii) of this Section 3 will be payable in cash semi-annually on each April 1 and October 1 (each a “ADDITIONAL INTEREST PAYMENT DATE”), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date. The amount of Additional Interest will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of all Notes outstanding on the first Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

Section 4. REGISTRATION PROCEDURES

In connection with the filing of the Exchange Offer Registration Statement pursuant to Section 2 hereof, the Issuers shall effect such registration to permit the exchange or sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with the Exchange Offer Registration Statement filed by the Issuers hereunder, the Issuers shall:

(a)           Prepare and file with the Commission the Exchange Offer Registration Statement prescribed by Section 2 hereof, and use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective and their commercially reasonable efforts to cause such Exchange Offer Registration Statement to remain effective as provided herein.

(b)           Prepare and file with the Commission such amendments and post-effective amendments to the Exchange Offer Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Applicable Period, and cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act.

(c)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and from whom the Company has received written notice that such Participating Broker-Dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, notify each such Participating Broker-Dealer and its counsel (if such counsel is known to the Issuers) as promptly as possible, and, if requested by any such Person, confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Exchange Offer Registration Statement or any post-effective amendment thereto, when the same has become effective under the Securities Act (including in such notice a written statement that any Requesting Participating Broker Dealer may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of the Exchange Offer Registration Statement or post-effective amendment thereto, including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) of the receipt by any of the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of the Exchange Offer or the offer or sale of any of the Exchange Notes in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or any information becoming known to any Issuer that makes any statement made in the Exchange Offer Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to the Exchange Offer Registration Statement, Prospectus or such documents so that, in the case of the Exchange Offer Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (v) of the Company’s determination that a post-effective amendment to the Exchange Offer Registration Statement would be appropriate.

(d)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Exchange Offer Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of the offer or sale of any of the Exchange Notes in any jurisdiction, and, if any such order is issued, to use their reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

(e)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period and if reasonably requested by any Participating Broker-Dealer, (i) promptly incorporate in such Registration Statement or Prospectus such information as any Participating Broker-Dealer (based upon advice of counsel), determines is reasonably necessary to be included therein, provided that the Issuers are entitled to incorporate such information by means of a prospectus supplement filed pursuant to Rule 424(b) and (ii) make all required filings of such prospectus supplement as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement, provided, however, that the Issuers shall not be required to take any action that would, in the written opinion of counsel to the Issuers, violate applicable laws.

(f)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each such Participating Broker-Dealer who so requests in writing and their counsel (if such counsel is known to the Issuers), at the sole expense of the Issuers, one conformed copy of the Exchange Offer Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated therein by reference and all exhibits as soon as reasonably practicable after the filing of such documents with the Commission.

(g)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each such Participating Broker-Dealer and its counsel (if such counsel is known to the Issuers), at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 4, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each such Participating Broker-Dealer, in connection with the sale by Participating Broker-Dealers of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto.

(h)           Prior to any public offering of Exchange Notes or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their commercially reasonable efforts to register or qualify, and to cooperate with each such Participating Broker-Dealer and its counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Exchange Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Participating Broker-Dealer reasonably requests in writing, and to use their commercially reasonable efforts to cause the Issuers’ counsel to perform “blue sky” investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); use their commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Applicable Period and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of such Exchange Notes covered by the Exchange Offer Registration Statement; PROVIDED, HOWEVER, that no Issuer shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(i)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by Section 4(c)(iv) or 4(c)(v) hereof, as promptly as practicable prepare and (subject to the penultimate paragraph of this Section 4) file with the Commission, at the sole expense of the Issuers, a supplement or post-effective amendment to the Exchange Offer Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j)           Prior to the effective date of the Exchange Offer Registration Statement, (i) provide the Trustee with certificates for the Exchange Notes in a form eligible for deposit with The Depository Trust Company and (ii) obtain and provide a CUSIP number for the Exchange Notes.

(k)           If a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required under the Securities Act to be delivered by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by each such Participating Broker-Dealer, and any attorney, accountant or other agent retained by each such Participating Broker-Dealer (collectively, the “INSPECTORS”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “RECORDS”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Prior to receiving access to any Records, each Inspector shall enter into a written agreement reasonably satisfactory to the Company to the effect that it will keep the Records and all such information confidential and that it will not, without the prior written consent of the Company, disclose, or use for any purposes other than in connection with its due diligence investigation, any Records or any such information that the Company determines, in good faith, to be confidential and that it notifies the Inspectors in writing are or is confidential unless (i) the release of such Records or any such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iii) the information in such Records or such information has been made generally available to the public other than as a result of a disclosure or failure to safeguard such information by an Inspector; provided, however, that (A) each Inspector shall agree to use reasonable best efforts to provide notice to the Company of the potential disclosure of any information by such Inspector pursuant to clause (i) or (ii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (k)) and (B) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Participating Broker-Dealer.

(l)           Provide an indenture trustee for the Exchange Notes and cause the Indenture or the trust indenture provided for in Section 2(a) hereof to be qualified under the TIA not later than the effective date of the Exchange Offer; and in connection therewith, cooperate with the trustee under any such indenture to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the Commission to enable such indenture to be so qualified in a timely manner.

(m)           Comply with all applicable rules and regulations of the Commission and make generally available to the Company’s securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter of the Company after the effective date of the Exchange Offer Registration Statement, which statement shall cover said 12-month period consistent with the requirements of Rule 158.

(n)           Upon the written request of a Holder, after consummation of the Exchange Offer, use their commercially reasonable efforts to obtain an opinion of counsel to the Issuers, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Notes participating in the Exchange Offer that the Exchange Notes and the related indenture constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, subject to customary exceptions and qualifications.

(o)           If the Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Company (or to such other Person as directed by the Company) in exchange for the Exchange Notes, mark, or cause to be marked, on such Notes that such Notes are being cancelled in exchange for the Exchange Notes; PROVIDED, HOWEVER, that in no event shall such Notes be marked as paid or otherwise satisfied.

(p)           Use their commercially reasonable efforts to take all other steps reasonably necessary or advisable to effect the registration of the Exchange Notes.

The Company may require each seller of Exchange Notes as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such Exchange Notes as the Company may, from time to time, reasonably request. The Company may exclude from such registration the Exchange Notes of any seller so long as such seller fails to furnish such information within a reasonable time after receiving such request and in the event of such an exclusion, the Issuers shall have no further obligation under this Agreement (including, without limitation, the obligations under Section 3) with respect to such seller or any subsequent Holder of such Exchange Notes.  Each seller of Exchange Notes agrees to furnish promptly to the Company all information required to be disclosed in order to make any information previously furnished to the Company by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Company or the Guarantors, then such Registration Statement shall include language generally to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or the Guarantors.  The Issuers shall not refer by name to any Holder unless the Issuers reasonably determine, at their sole discretion, that such disclosure is required.

Each Participating Broker-Dealer agrees by acquisition of Notes or Exchange Notes that, upon actual receipt of any notice from the Company (x) of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv) or 4(c)(v) hereof, or (y) that the Board of Directors of the Company (the “BOARD OF DIRECTORS”) has resolved that the Company has a bona fide business purpose for doing so, then the Issuers may delay the filing or the effectiveness of the Exchange Offer Registration Statement (if not then filed or effective, as applicable) and shall not be required to maintain the effectiveness thereof or amend or supplement the Exchange Offer Registration Statement, in all cases, for a period (a “DELAY PERIOD”) expiring upon the earlier to occur of (i) in the case of the immediately preceding clause (x), such Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(i) hereof or until it is advised in writing (the “ADVICE”) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto or (ii) in the case of the immediately preceding clause (y), the date which is the earlier of (A) the date on which such business purpose ceases to interfere with the Issuer’s obligations to file or maintain the effectiveness of the Exchange Offer Registration Statement pursuant to this Agreement or (B) 90 days after the Company notifies the Participating Broker-Dealers of such good faith determination. There shall not be more than 90 days of Delay Periods. The Applicable Period shall be extended by the number of days during any Delay Period. Any Delay Period will not alter the obligations of the Issuers to pay Additional Interest under the circumstances set forth in Section 3 hereof with respect to any Registration Default. Each Participating Broker-Dealer agrees by acquisition of Notes or Exchange Notes to keep any notice and the existence of any Delay Period confidential.

In the event of any Delay Period pursuant to clause (y) of the preceding paragraph, notice shall be given as soon as practicable after the Board of Directors makes such a determination of the need for a Delay Period and shall state, to the extent practicable, an estimate of the duration of such Delay Period and shall advise the recipient thereof of the agreement of such Holder provided in the next succeeding sentence. Each Participating Broker-Dealer, by his or its acceptance of any Exchange Note, agrees that during any Delay Period, each Participating Broker-Dealer will discontinue disposition of such Exchange Notes covered by such Registration Statement or Prospectus.

Section 5. REGISTRATION EXPENSES

All fees and expenses incident to the Issuer’s performance of or compliance with this Agreement (other than any discounts or commissions) shall be borne by the Issuers, whether or not the Exchange Offer Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of compliance with state securities or “blue sky” laws (including, without limitation, fees and disbursements of counsel in connection with “blue sky” qualifications of the Exchange Notes and determination of the eligibility of the Exchange Notes for investment under the laws of such jurisdictions (x) where the holders of Notes are located, in the case of an Exchange Offer, or (y) as provided in Section 4(h) hereof, in the case of Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested in respect of Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers, (v) fees and disbursements of all independent certified public accountants of the Issuers, (vi) Securities Act liability insurance, if the Issuers desires such insurance, (vii) fees and expenses of all other Persons retained by any of the Issuers, (viii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, (xi) any required fees and expenses incurred in connection with any filing required to be made with FINRA, and (xii) the expenses relating to printing, word processing and distributing the Exchange Offer Registration Statement and any other documents necessary in order for the Issuers to comply with their obligations under this Agreement.  Notwithstanding the foregoing or anything to the contrary in this Agreement, each Participating Broker-Dealer shall pay all discounts and commissions with respect to any sale of Exchange Notes by or on behalf of it.

Section 6. INDEMNIFICATION

(a)           Each Issuer, jointly and severally, agrees to indemnify and hold harmless each Holder of Notes and Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of each Holder and each such Participating Broker-Dealer and the agents, employees, officers and directors of any such controlling Person (each, a “PARTICIPANT”) from and against any and all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable attorneys’ fees and any and all reasonable out-of-pocket expenses actually incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation (in the manner set forth in clause (c) below)) (collectively, “LOSSES”) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, PROVIDED, HOWEVER, that (i) the foregoing indemnity shall not be available to any Participant insofar as such Losses are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein, and (ii) the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant from whom the Person asserting such Losses purchased Exchange Notes if (x) it is established in the related proceeding that such Participant failed to send or give a copy of the Prospectus (as amended or supplemented if such amendment or supplement was furnished to such Participant prior to the written confirmation of such sale) to such Person with or prior to the written confirmation of such sale, if required by applicable law, and (y) the untrue statement or omission or alleged untrue statement or omission was corrected in the Prospectus (as amended or supplemented if amended or supplemented as aforesaid) and such Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission that was the subject matter of the related proceeding. This indemnity agreement will be in addition to, but not in duplication of, any liability that the Issuers may otherwise have to a Participant, including, but not limited to, liability under this Agreement.

(b)           Each Participant agrees, severally and not jointly, to indemnify and hold harmless each Issuer, each Person, if any, who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and each of their respective agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling Person from and against any Losses to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to such Participant furnished in writing to the Company by or on behalf of such Participant expressly for use therein. This indemnity agreement shall be in addition to, but not in duplication of, any liability that the Participants may otherwise have to an Issuer, including, but not limited to, liability under this Agreement.

(c)           Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “ACTION”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying party or parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded, after consultation with counsel, that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of (i) Notes with respect to which Participants experienced potential Losses and (ii) Exchange Notes sold by all such Participants who experienced potential Losses and shall be reasonably acceptable to the Company, and any such separate firm for the Issuers, each control Person of the Issuers and their respective affiliates, officers, directors, representatives, employees and agents shall be designated in writing by the Company, and shall be reasonably acceptable to a majority in interest of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           In order to provide for contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under this Section 6, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party, on the one hand, and each indemnified party, on the other hand, from the sale of the Notes to the Initial Purchasers or the resale of the Exchange Notes by such Holder, as applicable, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnified party, on the one hand, and each indemnifying party, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The benefits received by the Issuers shall be deemed to be the total proceeds from the sale of the Notes to the Initial Purchasers (net of discounts and commissions but before deducting expenses) received by the Issuers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers or such Participant and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

(e)           The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 6, (i) in no case shall any Participant be required to contribute any amount in excess of the amount by which the net proceeds received by such Participant in connection with the sale of the Exchange Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; PROVIDED, HOWEVER, that no additional notice shall be required with respect to any action for which notice has been given under this Section 6 for purposes of indemnification. Anything in this Section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

Section 7. RULES 144 AND 144A

The Issuers covenant that they will file the reports required, if any, to be filed by them under the Securities Act and the Exchange Act in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers are not required to file such reports, they will, upon the request of any Holder or beneficial owner of Notes, make available such information as required by, and so long as necessary to permit sales of the Notes pursuant to, Rule 144A under the Securities Act. The Issuers further covenant that for so long as any Notes remain outstanding they will take such further action as any Holder of Notes may reasonably request from time to time to enable such Holder to sell Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

Section 8. MISCELLANEOUS

(a)           NO INCONSISTENT AGREEMENTS.  The Issuers have not, as of the date hereof, and shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not conflict with and are not inconsistent with, in any material respect, the rights granted to the holders of any of the Issuers’ other issued and outstanding securities under any such agreements.

(b)           AMENDMENTS AND WAIVERS.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given except pursuant to a written agreement duly signed and delivered by (i) the Company (on behalf of all Issuers) and (ii)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 6 and this Section 8(b) may not be amended, modified or supplemented except pursuant to a written agreement duly signed and delivered by the Issuers and each Holder of Notes affected by any such amendment, modification, waiver or supplement and each Participating Broker-Dealer (including any Person who was a Participating Broker-Dealer holding Exchange Notes disposed of pursuant to the Exchange Offer Registration Statement) affected by any such amendment, modification, waiver or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Participating Broker-Dealers whose Exchange Notes are being sold pursuant to the Exchange Offer Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Notes or Exchange Notes may be given by Participating Broker-Dealers holding at least a majority in aggregate principal amount of the Exchange Notes being sold pursuant to the Exchange Offer Registration Statement.

(c)           NOTICES.  All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

(i)           if to a Holder of Notes or Exchange Notes or any Participating Broker-Dealer, at the most current address of such person set forth on the records of the registrar under the Indenture or the such other indenture or supplemental indenture under which the Exchange Notes shall have been issued, as applicable.

(ii)           if to any Issuer, to it at:

c/o Alere Inc.
51 Sawyer Road, Suite 200
Waltham, MA  02453
Fax Number: (781) 647-3939
Attention: Chief Financial Officer

with a copy to:

Foley Hoag LLP
155 Seaport Boulevard
Boston, Massachusetts 02210
Facsimile: (617) 832-7000
Attention: John D. Hancock, Esq.

(iii)           if to the Initial Purchasers, at the address as follows:

Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
Facsimile: (212) 284-2280
Attention: General Counsel

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by the recipient’s telecopier machine, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(d)           GUARANTORS.  Until the Notes (other than unsold allotments of the Initial Purchasers) are Freely Transferable, the Issuers shall cause each Person that becomes a guarantor of the Notes under the Indenture to execute and deliver a counterpart to this Agreement which subjects such Person to the provisions of this Agreement as a Guarantor. Each of the Guarantors agrees to join the Issuers in all of their undertakings hereunder to effect the Exchange Offer for the Exchange Notes.

(e)           SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign holds Notes.

(f)           COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           HEADINGS.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(i)           SEVERABILITY.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)           SECURITIES HELD BY THE ISSUERS OR THEIR AFFILIATES.  Whenever the consent or approval of Holders of a specified percentage of Notes is required hereunder, Notes held by the Issuers or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be deemed outstanding and shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k)           THIRD-PARTY BENEFICIARIES.  Holders and beneficial owners of Notes and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons. No other Person is intended to be, or shall be construed as, a third-party beneficiary of this Agreement.

(l)           ATTORNEYS’ FEES.  As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees actually incurred in addition to its reasonable costs and expenses and any other available remedy.

(m)           ENTIRE AGREEMENT.  This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ALERE INC.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title: Chief Financial Officer

As Guarantors:

ALERE HEALTH, LLC
ALERE HEALTHCARE OF ILLINOIS, INC.
ALERE HEALTH IMPROVEMENT COMPANY
ALERE HEALTH SYSTEMS, INC.
ALERE HOME MONITORING, INC.
ALERE INTERNATIONAL HOLDING CORP.
ALERE MEDICAL, INC.
ALERE NEWCO, INC.
ALERE NEWCO II, INC.
ALERE NORTH AMERICA, INC.
ALERE SAN DIEGO, INC.
ALERE SCARBOROUGH, INC.
ALERE US HOLDINGS, LLC
ALERE WELLOLOGY, INC.
ALERE WOMEN’S AND CHILDREN’S HEALTH, LLC

By:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): Vice President and Treasurer;
Vice President, Finance; Vice President,
Finance; Vice President and Treasurer; Vice
President, Finance; President; Vice
President and Treasurer; President;
President; Vice President, Finance; Vice
President, Finance; Vice President, Finance;
President; Vice President, Finance; Vice
President, Finance

GUARANTORS (continued):

AMEDITECH INC.
APPLIED BIOTECH, INC.
BINAX, INC.
BIOSITE INCORPORATED
CHOLESTECH CORPORATION
FIRST CHECK DIAGNOSTICS CORP.
FIRST CHECK ECOM, INC.
FREE & CLEAR, INC.
GENECARE MEDICAL GENETICS CENTER, INC.
HEMOSENSE, INC.
INNOVACON, INC.
INSTANT TECHNOLOGIES, INC.
INVERNESS MEDICAL, LLC
INVERNESS MEDICAL - BIOSTAR INC.
IVC INDUSTRIES, INC.
MATRITECH, INC.
OSTEX INTERNATIONAL, INC.
QUALITY ASSURED SERVICES, INC.
REDWOOD TOXICOLOGY LABORATORY, INC.
RMD NETWORKS, INC.
RTL HOLDINGS, INC.
SELFCARE TECHNOLOGY, INC.
WAMPOLE LABORATORIES, LLC
ZYCARE, INC.

By:	/s/ David A. Teitel
Name: David A. Teitel
Title (respectively): General Manager; Vice
President; Vice President, Finance; Vice
President, Finance; Vice President, Finance;
Vice President, Finance; Vice President; Vice
President, Finance; Vice President and
Treasurer; Treasurer; Vice President, Finance;
Vice President, Finance; Vice President,
Finance; Vice President, Finance; Vice
President; Vice President, Finance; Vice
President, Finance; Vice President, Finance;
Vice President, Finance; Vice President,
Finance and Treasurer; Vice President, Finance;
Vice President, Finance; Vice President; Chief
Financial Officer and Treasurer

GUARANTORS (continued):

ALERE TOXICOLOGY SERVICES, INC.
LABORATORY SPECIALISTS OF AMERICA, INC.
SCIENTIFIC TESTING LABORATORIES, INC.

By:	/s/ Ellen V. Chiniara
Name: Ellen V. Chiniara
Title (respectively): Secretary;
Secretary; Secretary

GUARANTORS (continued):

MATRIA OF NEW YORK, INC.

By:	/s/ Tom Underwood
Name: Tom Underwood
Title: President

Confirmed and Accepted as of
the date first above written:

JEFFERIES & COMPANY, INC.
GOLDMAN, SACHS & CO.
CITIGROUP GLOBAL MARKETS INC.

Acting on behalf of themselves
and as the Representatives of
the several Initial Purchasers

JEFFERIES & COMPANY, INC.

By:	/s/ Kevin Lockhart
Name: Kevin Lockhart
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Bernhard Sakmann
Name: Bernhard Sakmann
Title: VP